Exhibit 10.18

STOCK OPTION AWARD AGREEMENT
PURSUANT TO THE

MIAMI INTERNATIONAL HOLDINGS, INC.
2022 EQUITY INCENTIVE PLAN

Notice of Stock Option Grant

Unless otherwise defined herein, the terms defined in the Miami International Holdings, Inc. (the “Company”) 2022 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice of Grant”).

Participant Name: _____________________

You (the “Participant”) have been granted an option (the “Option”) to purchase shares of Common Stock of the Company (the “Shares”) under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the Stock Option Award Agreement (the “Option Agreement”).

Grant Date: _____________________

Per Share Exercise Price: $_____

Total Number of Shares subject to this Option: ____________________

Vesting Schedule:      Subject to the provisions of Section 4 of the Stock Option Award Agreement, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a Termination of Service prior to the applicable vesting date:

Vesting Date	Number of Options	Number of Options Intended to Qualify as Incentive Stock Options (“ISO”)
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

Participant understands that except as specifically set forth in an executed written agreement between Participant and the Company, Participant’s employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the Option Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice of Grant is earned only by continuing service as an Employee or Consultant of the Company. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Option Agreement.

PARTICIPANT

By:
Name:
Title:

MIAMI INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

Miami International Holdings, Inc.

2022 Equity Incentive Plan

Stock Option Award Agreement

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified in the accompanying Notice of Stock Option Grant (the “Notice of Grant”), is entered into by and between Miami International Holdings, Inc., a Delaware corporation (the “Company”), and the Participant specified in the Notice of Grant, pursuant to the Miami International Holdings, Inc. 2022 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee as described therein; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.            Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Notice of Grant, the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Notice of Grant or the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.            Grant of Option; No Rights as Stockholder. The Company hereby grants to the Participant, as of the Grant Date specified in the Notice of Grant, the Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified in the Notice of Grant, up to the aggregate number of shares of Common Stock specified in the Notice of Grant (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any of the shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Notice of Grant, Plan or this Agreement.

3.            ISO/NQSO Designation; Tax Matters. [This Option is intended to be treated as a Non-Qualified Stock Option (“NQSO”).] OR [To the extent designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the one hundred thousand dollar ($100,000) rule of Code Section 422(d) or does not otherwise qualify as an ISO, it shall be treated as a Non-Qualified Stock Option (“NQSO”). Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (a) if the Participant disposes of the Option Shares at any time during the two (2)-year period following the date of this Agreement or the one (1)-year period following the date of any exercise of the Option; (b) except in the event of the Participant’s death or Disability, if the Participant is not employed by the Company, a Parent or a Subsidiary at all times during the period beginning on the date of this Agreement and ending on the day that is three (3) months before the date of any exercise of the Option; or (c) to the extent that the aggregate fair market value of the Common Stock subject to “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company a Parent or a Subsidiary) exceeds $100,000. For purposes of clause (c) above, the “fair market value” of the Common Stock shall be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate NQSO. In the event that the Participant disposes of the Option Shares within either two (2) years following the Grant Date or one (1) year following the date of exercise of the Option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.]

4.            Vesting and Exercise.

(a)            Vesting. Subject to the provisions of Sections 4(b) and 4(c) hereof, the Option shall vest and become exercisable as set forth in the Notice of Stock Option Grant. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on the applicable vesting date. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.

(b)            Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(c)            Change in Control. [In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.] OR [If a Change in Control occurs and the Participant's continuous employment or service with the Company is terminated by the Company without Cause or by the Participant for Good Reason within [12 months/18 months/24 months/[ALTERNATIVE PERIOD]] following the Change in Control, 100% of the Shares subject to the Option shall become immediately vested and exercisable.] OR [Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Option.]

(d)            Expiration. To the extent designated in the Notice of Grant as an ISO, unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date; provided that, in the event that the Participant is a Ten Percent Stockholder, unless earlier terminated in accordance with the terms and provisions of the Plan or this Agreement, the portion of the Option designated as an ISO in the Notice of Grant (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of five (5) years from the Grant Date.

5.            Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination of Service, shall remain exercisable as follows:

(a)            Termination due to Death or Disability. In the event of the Participant’s Termination of Service by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof; provided, however, that in the case of a Termination of Service due to Disability, if the Participant dies within such one (1) year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4(d) hereof.

(b)            Involuntary Termination Without Cause. In the event of the Participant’s involuntary Termination of Service by the Company without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof.

(c)            Voluntary Resignation. (1) Except as otherwise set forth in (2) below, in the event of the Participant’s voluntary Termination of Service (other than a voluntary Termination of Service described in Section 5(d) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof. [(2) In the event of a Participant who is a Director or Committee Member of the Company’s voluntary Termination of Service (other than a voluntary Termination of Service described in Section 5(d) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) five (5) years from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof.]

(d)            Termination for Cause. In the event of the Participant’s Termination of Service for Cause or in the event of the Participant’s voluntary Termination of Service (as provided in Section 5(c) hereof) after an event that would be grounds for a Termination of Service for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such termination.

(e)            Treatment of Unvested Options upon Termination. Any portion of the Option that is not vested as of the date of the Participant’s Termination of Service for any reason shall terminate and expire as of the date of such termination, unless otherwise determined by the Committee.

6.            Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with the Plan.

7.            Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered, disposed of or otherwise hypothecated in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution or among Participant’s Family Group. For purposes of this Agreement, “Family Group” means with respect to any person who is an individual, (a) such person’s spouse, former spouse and descendants (whether natural or adopted) (collectively, “relatives”), (b) the trustee, fiduciary, executor, estate, administrator or personal representative of such person and any trust solely for the benefit of such person and/or such person’s relatives, or (c) by the will or other instrument taking effect at the death of such person or by applicable laws of descent and distribution, such person’s estate, executors, administrators or personal representatives and then such person’s heirs, legatees or distributes, whether or not such recipients are members of the immediate family of such person. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

8.            Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9.            Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option.

10.            Entire Agreement; Amendment. This Agreement, together with the Notice of Grant and the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.

11.            Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Corporate Secretary of the Company or a designee thereof. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such email or other address as the Participant may have on file with the Company.

12.            No Right to Employment. Any questions as to whether and when there has been a Termination of Service and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

13.            Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

14.            Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any Applicable Laws (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder). The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15.            Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16.            Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

17.            Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.            Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.            Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.            Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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